EXHIBIT 10.6

Notice of Grant of Stock Option Agreement	webMethods, Inc.
Tax Id.: 54-1807654

Option Number:
Participant Id:

This Notice of Grant sets forth certain information regarding the Option for Shares of Incentive Stock granted to you, the Participant named above, under the webMethods, Inc. Amended and Restated Stock Option Plan, as amended (the “Plan”), pursuant to the terms and conditions of the Stock Option Agreement (the “Agreement”) between webMethods, Inc. (the “Corporation”) and you distributed with this Notice of Grant. This Notice of Grant is an integral part of the Agreement, which, with the Plan, is incorporated by reference into the Agreement. Capitalized terms not defined in this Notice of Grant have the meanings ascribed to them in the Agreement. Dates are in mm/dd/yyyy format, and currency is in US Dollars.

Effective              (the Option Grant Date), you have been granted a stock option to buy             shares of Incentive Stock at $          per share (the Exercise Price per share). The total Exercise Price of the Incentive Stock covered by this Option is $          .

Vesting Schedule: Based on your continuous employment for the Corporation or any Subsidiary (or Parent, if any), the Option will become vested in increments as shown below. Vesting shall cease upon your termination of employment. For purposes of this Option, your Vesting Start Date is <VestStart> and your option will expire at 5:00 pm, local time at the Corporation’s headquarters office, on <Expiration>.

Date This Increment
Number of Shares	Vest Type	Is Fully Vested

This Option is [is not] intended to qualify as an “incentive stock option” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or any successor provision.

BY SIGNING THIS NOTICE OF GRANT, PARTICIPANT (A) ACKNOWLEDGES READING AND UNDERSTANDING THE AGREEMENT AND THE PLAN, (B) AGREES TO BE BOUND BY ALL PROVISIONS OF THE AGREEMENT AND (C) AGREES THAT THIS NOTICE OF GRANT, TOGETHER WITH THE AGREEMENT, SHALL GOVERN THE TERMS AND CONDITIONS OF THE OPTION, THE SHARES AND THE OTHER SUBJECT MATTER OF THE AGREEMENT, SUBJECT TO THE PROVISIONS OF THE PLAN. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS NOTICE OF GRANT AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

IF YOU DO NOT RETURN TO THE CORPORATION SIGNED COPIES OF THIS NOTICE OF GRANT AND THE AGREEMENT BY              (THE “RETURN DATE”) THIS OPTION WILL AUTOMATICALLY EXPIRE AS OF THE DAY FOLLOWING THE RETURN DATE.

IN WITNESS WHEREOF, the Corporation and Participant have duly executed this Notice of Grant to Stock Option Agreement as of the Option Grant Date.

webMethods, Inc.

Authorized Officer

Date: _______________________	Time: _______________________